POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144 and Schedule 13G/13D

Know all by these present, that the undersigned constitutes and appoints Joan Klimpel, Paul J. Kardish and Dennis F. Connolly, and each of them, its true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned in its capacity as a shareholder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder;

(2)	execute for and on behalf of the undersigned notices on Form 144 in accordance with Rule 144 under the Securities Act of 1933;

(3)	execute for and on behalf of the undersigned filings on Schedule 13G and Schedule 13D in accordance with Section 13(d) or (g) of the Act;

(4)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5, Form 144 or Schedules 13D and 13G and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

(5)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16, Rule 144 or Section 13(d) or (g) of the Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until such time as the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 or Schedules 13D and 13G with respect to the undersigned’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of April, 2017.

Donald J. Schneider 2000 Trust f/b/o

Paul J. Schneider

By:  /s/ Joan D. Klimpel

Joan D. Klimpel, Trustee

By:  /s/ Paul J. Schneider

Paul J. Schneider, Trustee